UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2012

ZST DIGITAL networks, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34488	20-8057756
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

ITC Kung Kuan

No. 206 Tongbai Road,

3rd Floor, No.2 Building,

Zhengzhou City, Henan Province

People’s Republic of China 450007

(Address of Principal Executive Offices)

(86) 371-6771-6850

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure and Election of Directors

On May 29, 2012, Ms. Li Zhi Tian resigned as a director of the Company, a member of each of the Audit Committee, the Compensation Committee and the Nominating Committee, and as Chairman of the Nominating Committee, effective immediately. Ms. Tian’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On the same date, the Company’s board of directors elected Mr. Jianhui Li, as a director, a member of each of the Audit Committee, the Compensation Committee and the Nominating Committee, and as the Chairman of the Nominating Committee, effective immediately, to fill the vacancies resulted from Ms. Tian’s resignation. The board of directors has also determined that Mr. Li is an “independent director” as defined by Rule 5605(a)(2) of Listing Rules of The Nasdaq Stock Market.

On May 29, 2012, the Company entered into a Director Agreement with Mr. Li, under which, the Company agreed to pay Mr. Li an annual fee of RMB100,000 (approximately $15,900), as compensation for the services to be provided by Mr. Li as a director of the Company. In addition, the Company will reimburse Mr. Li all reasonable travel and other out-of-pocket expenses incurred in connection with his services as a director of the Company.

Mr. Li has served as Vice General Manager of AOYA Construction Engineering Co., Ltd. since January 2011. Prior to that, Mr. Li was the director of Xianglin Administration of Industry and Commerce of Henan Province since 1999.

There is no family relationship exists between Mr. Li and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Li and the Company that would require disclosure under Item 404(a) of Regulation S-K.

CEO Compensation

On May 29, 2012, the Company entered into an amendment to the Employment Agreement (the “Amendment”) with Mr. Bo Zhong, the Company’s Chief Executive Officer. Pursuant to the Amendment, the annual base salary of Mr. Zhong was increased from RMB 700,000 to RMB 2,400,000 (approximately $380,950). In addition, Mr. Zhong is eligible for the Company’s annual performance bonus to be determined by the Company’s Compensation Committee and Board of Directors.

The foregoing summary of the material terms and conditions of the Director Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Director Agreement and the Amendment, attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

10.1	Director Agreement, dated May 29, 2012, by and between the Company and Jianhui Li

10.2	Amendment No. 1 to Employment Agreement, dated May 29, 2012, by and between the Company and Bo Zhong

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST Digital Networks, Inc.

Date: May 30, 2012

/s/ Bo Zhong

Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

10.1	Director Agreement, dated May 29, 2012, by and between the Company and Jianhui Li

10.2	Amendment No. 1 to Employment Agreement, dated May 29, 2012, by and between the Company and Bo Zhong

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